UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/28/2008

NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:   1-16411

Delaware	95-4840775
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices, including zip code)

(310) 553-6262
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 22, 2008, James R. O'Neill, Corporate Vice President and President, Information Technology sector of the Company, informed the Company of his plans to retire. Mr. O'Neill will resign from his role as President, Information Technology effective February 1, 2008, and he will continue to hold his position as Corporate Vice President until May 1, 2008. On January 25, 2008, the Company issued a press release announcing Mr. O'Neill's plans to retire, furnished as Exhibit 99.1 of this report.

(e) In connection with Mr. O'Neill's retirement, the Compensation and Management Development Committee of the Company's Board of Directors authorized that he be offered a severance agreement that includes modifications to the terms and conditions of certain plans in which he participates and grants he has received, as well as a cash severance payment. If Mr. O'Neill accepts the severance agreement, a summary of its terms will be provided as an amendment to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 Press Release, dated January 25, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION

Date: January 28, 2008	By:	/s/ STEPHEN D. YSLAS
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release